UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

                                    FORM 8-K

                                 CURRENT REPORT
     Pursuant to Section 13 OR 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): December 2, 2005

                           COMMUNITY BANK SYSTEM, INC.
             (Exact name of registrant as specified in its charter)

           Delaware                 001-13695                    16-1213679
(State or other jurisdiction       (Commission                (I.R.S. Employer
       of incorporation)           File Number)              Identification No.)

       5790 Widewaters Parkway, DeWitt, New York           13214-1883
        (Address of principal executive offices)           (Zip Code)

       Registrant's telephone number, including area code: (315) 445-2282


          -------------------------------------------------------------
          (Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

|_| Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

|_| Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

|_| Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

|_| Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 Entry into a Material Definitive Agreement.

      On December 1, 2005, Community Bank System, Inc. ("CBSI") announced that Sanford A. Belden, the President and Chief Executive Officer of CBSI and its subsidiary, Community Bank, N.A. ("CBNA"), has elected to retire from his current management positions with CBSI and CBNA, effective as of July 31, 2006. Following his retirement, Mr. Belden will continue to serve as a director and Vice Chair of CBSI's Board of Directors, and he will chair a newly-created Board committee focused on growth and acquisition initiatives and related integration activities. As part of its succession plan, the

Board announced that Mark E. Tryniski, Executive Vice President and Chief Operating Officer of CBSI, will become President and CEO of CBSI and CBNA effective upon Mr. Belden's retirement date.

      Consistent with the provisions of Mr. Belden's Employment Agreement, dated March 1, 2004, CBSI and Mr. Belden are entering into an Addendum to the Employment Agreement effective as of December 1, 2005 to affirm the retirement provisions of the Employment Agreement. Upon his retirement date, Mr. Belden will enter into a Consulting Agreement with CBSI and CBNA whereby Mr. Belden will serve as a consultant for a period of three years for a monthly consulting fee of $4,000. Mr. Belden will not be entitled to any compensation for his services as a member of the Board of Directors while he is serving as a consultant. The remaining material terms of Mr. Belden's Employment Agreement and Supplemental Retirement Plan Agreement are unchanged and are described in CBSI's proxy statement, filed with the Securities and Exchange Commission on April 7, 2005.

      Also effective as of December 1, 2005, CBSI and CBNA amended the existing Employment Agreement, dated March 8, 2004, with Mark E. Tryniski, providing for Mr. Tryniski to become President and Chief Executive Office of CBSI and CBNA effective upon Mr. Belden's retirement date. Under the revised Employment Agreement, the term of Mr. Tryniski's Employment Agreement has been extended until December 31, 2008. From December 1, 2005 until he assumes the duties of President and Chief Executive Officer, Mr. Tryniski's base salary has been increased from $300,000 to $325,000 per year and, effective upon his assumption of President and CEO duties, it will be increased to $400,000 per year. In connection with Mr. Tryniski assuming the position as President and CEO, he will be appointed to the Board of Directors of CBSI and CBNA. The remaining material terms of the March 8, 2004 Employment Agreement are unchanged and are described in CBSI's proxy statement, filed with the Securities and Exchange Commission on April 7, 2005.

      Also consistent with its succession plan, CBSI announced that James A. Wears, President, New York Banking, and Michael A. Patton, President, Financial Services, will be retiring as of December 31, 2005.

Item 5.02 Departure of Directors or Principal Officers; Election of Directors; Appointment of Principal Officers.

      (b) As stated in Item 1.01 above, CBSI announced that Sanford A. Belden, President and CEO of CBSI and CBNA has elected to retire from his current management positions effective July 31, 2006.

      (c) As part of CBSI's succession plan, Mark E. Tryniski, Executive Vice President and Chief Operating Officer of CBSI, will become President and Chief Executive Officer of CBSI and CBNA effective upon Mr. Belden's retirement date. Mr. Tryniski, age 45, has served as CBSI's Executive Vice President and Chief Operating Officer since February 2004 and prior to that served as the Chief Financial Officer since joining CBSI in June 2003. Prior to joining CBSI, Mr. Tryniski was a partner with PricewaterhouseCoopers serving clients in the banking and financial services area. A brief description of the material terms of Mr. Tryniski's Employment Agreement are set forth in Item 1.01 above. A copy of the amended employment agreements for Messrs. Tryniski, Belden, Wears and Patton will be filed as soon as available as an amendment to this Form 8-K filing.

      The public announcement was made by means of a news release, the text of which is set forth in Exhibit 99 hereto.

Item 9.01 Financial Statements and Exhibits.

(c)   The following exhibit is filed as a part of this report:

Exhibit No.       Description

99                Press Release, dated December 1, 2005

                                   SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                                   Community Bank System, Inc.


Date: December 2, 2005             /s/ Sanford A. Belden
                                   ---------------------
                                   Sanford A. Belden, President, Chief Executive
                                   Officer and Director


Date: December 2, 2005             /s/ Scott A. Kingsley
                                   ---------------------
                                   Scott A. Kingsley, Executive Vice President
                                   and Chief Financial Officer